Exhibit 99.1

Gartner Announces Pricing of its $800 Million 5.125% Senior Notes due 2025

STAMFORD, Conn. – March 16, 2017- Gartner, Inc. (NYSE:IT) (“Gartner,” “we” or “our”) announced the pricing of its $800 million 5.125% Senior Notes due 2025 (the “Notes”). Subject to customary closing conditions, Gartner anticipates that the offering of the Notes will be completed on March 30, 2017 and intends to use a combination of the net proceeds from the offering of the Notes, cash on hand and borrowings under its amended senior secured credit facility and under certain new credit facilities to fund (i) the cash consideration and other amounts payable in respect of its previously announced acquisition of CEB Inc. (“CEB”), (ii) the repayment and redemption of certain outstanding indebtedness of CEB and its subsidiaries and (iii) the payment of related fees and expenses. There can be no assurance that the proposed offering of the Notes will be completed.

The Notes will be sold in the United States only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside the United States only to non-U.S. persons in accordance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase any of these Notes, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Statements contained in this press release regarding the proposed offering, the potential use of proceeds, the potential acquisition of CEB and all other statements in this release other than recitation of historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different. Such factors include, but are not limited to, the following: market conditions affecting the proposed offering; changes in plans or timing relating to the acquisition of CEB or the proposed financing for the acquisition, including the proposed offering; our ability to maintain and expand our products and services; our ability to expand or retain our customer base; our ability to grow or sustain revenue from individual customers; our ability to attract and retain a professional staff of research analysts and consultants as well as experienced sales personnel upon whom we are dependent; our ability to achieve and effectively manage growth, including our ability to integrate acquisitions and consummate future acquisitions; our ability to pay our debt; our ability to achieve continued customer renewals and achieve new contract value, backlog and deferred revenue growth in light of competitive pressures; our ability to carry out our strategic initiatives and manage associated costs; our ability to successfully compete with existing competitors and potential new competitors; our ability to enforce or protect our intellectual property rights; additional risks associated with international operations including foreign currency fluctuations; the impact of restructuring and other charges on our businesses and operations; general economic conditions; risks associated with the creditworthiness and budget cuts of governments and agencies; and

other factors described under “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2016, which can be found on the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof, and Gartner disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

Contact:

Investors:

Sherief Bakr, Group Vice President, Investor Relations, (203) 316-6537